                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

GENERAL MOTORS CORPORATION:


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-59169 of General Motors Corporation on Form S-3 of our reports dated January 30, 1995 appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

May 31, 1995